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                                                                     EXHIBIT 5.1
                                 April 15, 1997


Sparta Pharmaceuticals, Inc
111 Rock Road
Horsham, Pennsylvania  19044

                Re:  Form S-3 Registration Statement
                     --------------------------------
Ladies and Gentlemen:

                We have acted as counsel to Sparta Pharmaceuticals, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement") being filed today with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the offer and sale from time to time pursuant to Rule 415 of the Securities Act of up to
(a) 2,000,000 shares (the "Shares") of the Company's Common Stock, par value $.001 per share and (b) up to 35,000 shares (the "Warrant Shares") of the Company's Common Stock, par value $.001 per share, issuable upon exercise of a warrant to purchase Common Stock (the "Warrant").

                In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (a) the Certificate of Incorporation of the Company, as amended; and (b) the By-Laws of the Company.

                In rendering this opinion, we have assumed that (a) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; (b) the Registration Statement will be effective and will comply with all applicable laws at the time the Shares are offered or issued as contemplated by the Registration Statement; (c) a Prospectus Supplement will have been prepared and filed with the Securities and Exchange Commission describing the Shares offered thereby and will comply with all applicable laws; and (d) all Shares will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement thereto.

                Based upon and subject to the foregoing, we are of the opinion that (a) the Shares are legally and validly issued, fully paid and non-assessable and (b) the Warrant Shares, when issued and delivered to the holder of the Warrant against payment therefor in accordance with the terms of the Warrant, will be validly issued, fully paid and non-assessable.

                We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name in the Prospectus portion thereof and any Prospectus Supplement thereto, under the caption "Legal Matters."

                                                  Very truly yours,

                                                  DECHERT PRICE & RHOADS




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